Vonage Holdings Corp. Announces Strategic Initiatives to Enhance Shareholder Value

Board of Directors Approves New $100 Million Share Repurchase Program
Company to Exit Brazil Consumer Operations
Telesphere Acquisition Expected to Close the Week of December 15, 2014

Holmdel, NJ – December 9, 2014 - Vonage Holdings Corp. (NYSE: VG), a leading provider of cloud-based communications services for consumers and business across connected devices, today announced initiatives designed to enhance shareholder value and drive future growth of the Company. These initiatives include a new $100 million share repurchase program, the wind down of its joint venture and consumer operations in Brazil to focus on higher return opportunities, and the expected completion of the Telesphere acquisition.
“Today we are announcing three key components of our 2015 capital allocation strategy,” said Alan Masarek, Vonage Chief Executive Officer. “Our balanced approach to capital allocation, including share repurchases and investments in organic and inorganic growth, reflects the Company’s strong financial position and the Board of Directors’ confidence in our cash flow generation.
“Given the higher investment return opportunities in the U.S. consumer and large and growing Unified Communications-as-a-Service (UCaaS) markets, we have decided to focus our efforts and capital in these areas. The Telesphere acquisition represents a critical step in our growth within the UCaaS market, and enables Vonage to gain critical mass within the small and medium business (SMB) segment and address the needs of a wider range of enterprises. Upon closing, we expect to replicate at Telesphere the proven integration model we demonstrated with Vonage Business Solutions, where we increased revenue growth to 52% from 38% in a year by using Vonage’s scale, brand, balance sheet and cash generation to invest in and accelerate growth.”
New Share Repurchase Program
On December 9, 2014, the Board of Directors authorized a new program for the Company to repurchase up to $100 million of its outstanding common stock. Repurchases under the new program are expected to be made over a four-year period beginning in 2015. The Company expects to complete its current $100 million dollar share repurchase program by the end of 2014.
Under the new program, the timing and amount of repurchases will be determined by Vonage's management based on its evaluation of market conditions, the trading price of the stock and other factors, and may be made in the open market or through private transactions from time to time. The Company intends to use available cash balances to fund the share repurchase program.
Company to Exit Brazil Consumer Market
The Company plans to exit the Brazilian market for consumer telephony services and commence the wind down of its joint venture operations in the country. The Company intends to begin the wind down immediately and expects to complete the process by the end of the first quarter of 2015.
The Company expects to avoid material operating losses in Brazil in 2015 and 2016 due to the significant planned incremental investment that would be required to scale the business. In connection with the wind down, the Company estimates that it will incur approximately $1.0 million and $2.5 million in cash and non-cash charges, respectively, primarily in the fourth quarter of 2014 related to asset write downs, contract terminations and severance-related expenses.
Telesphere Transaction Expected to Close the Week of December 15, 2014
Vonage has received all regulatory clearance, including anti-trust clearance from the Federal Trade Commission, for its proposed acquisition of privately-held Telesphere Networks, Ltd., an industry-leading provider of UCaaS solutions to larger enterprises in the SMB sector. The acquisition, previously announced on November 5, 2014, is expected to close the week of December 15, 2014.
Telesphere is highly complementary to Vonage Business Solutions and is expected to strengthen the Company’s leadership position in UCaaS. The addition of Telesphere will more than double Vonage's addressable cloud market opportunity within the larger SMB and enterprise market, which exceeds $15 billion in North America.
Telesphere offers a comprehensive range of cloud voice and UCaaS services, including advanced call center solutions, collaboration, mobile office, and HD multi-point video conferencing. Telesphere has built a national cloud platform and MPLS network that is especially well suited for regionally distributed businesses that utilize extensive UCaaS features and require service level agreements (SLAs) and higher levels of security.
Safe Harbor Statement
This press release contains forward-looking statements including statements about growth priorities; and related investment; financial resources; the benefits of the acquisition of Telesphere; the combined company's plans, objectives, expectations and intentions with respect to future operations, products and services; the competitive position and opportunities of the combined company; the impact of the acquisition on the market for the combined company's products and services; the timing of the completion of the acquisition; and capital expenditures. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the competition the Company faces; the Company's ability to adapt to rapid changes in the market for voice and messaging services; the Company's ability to retain customers and attract new customers; the Company's ability to establish and expand strategic alliances; governmental regulation and related actions and taxes in the Company's international operations; increased market and competitive risks, including currency restrictions, in the Company's international operations; risks related to the acquisition or integration of businesses or joint ventures, including the risks related to the acquisition of Telesphere; the Company's ability to obtain or maintain relevant intellectual property licenses; intellectual property and other litigation that have been and may be brought against the Company; failure to protect the Company's trademarks and internally developed software; security breaches and other compromises of information security; the Company's dependence on third party facilities, equipment, systems and services; system disruptions or flaws in the Company's technology and systems; uncertainties relating to regulation of VoIP services; liability under anti-corruption laws; results of regulatory inquiries into the Company's business practices; fraudulent use of the Company's name or services; the Company's ability to maintain data security; the Company's dependence upon key personnel; the Company's dependence on its customers' existing broadband connections; differences between the Company's service and traditional phone services, including the Company's 911 service; restrictions in the Company's debt agreements that may limit the Company's operating flexibility; the Company's ability to obtain additional financing if required; any reinstatement of holdbacks by the Company's vendors; the Company's history of net losses and ability to achieve consistent profitability in the future; the Company's available capital resources and other financial and operational performance, which may cause the Company not to make common stock repurchases as currently anticipated or to commence or suspend such repurchases from time to time without prior notice;

and other factors that are set forth in the “Risk Factors” section and other sections of Vonage's Annual Report on Form 10-K for the year ended December 31, 2013, as well as in the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing the Company's views subsequent to today. Vonage reserves the right to modify future business or product plans at any time.

About Vonage

Vonage (NYSE: VG) a leading provider of cloud-based communications services for consumers and business across connected devices. Vonage provides a robust suite of feature-rich, residential and business communication solutions that offer flexibility, portability and ease-of-use for both landline and mobile phones. Vonage's residential service is sold on the web (www.vonage.com) and through telesales and regional and national retailers, and its business service is sold through Vonage Business Solutions (www.vonagebusiness.com) telesales and channel partners.

Vonage Holdings Corp. is headquartered in Holmdel, New Jersey. Vonage® is a registered trademark of Vonage Marketing LLC, owned by Vonage America Inc.

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Investor Contact: Hunter Blankenbaker, 732.444.4926, hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano, 732.365.1363, joann.tizzano@vonage.com

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